Exhibit 99.1

For more information contact:
Stephen S. Romaine, President & CEO
Francis M. Fetsko, CFO
Tompkins Financial Corporation 607.273.3210

For Immediate Release
Wednesday, July 22, 2009

Tompkins Financial Corporation reports increase in second quarter earnings

ITHACA, NY – Tompkins Financial Corporation (TMP–NYSE Amex)

Tompkins Financial Corporation reported net income of $7.4 million for the second quarter of 2009, compared to $7.1 million reported for the same period in 2008. Diluted earnings per share were $0.76 for the second quarter of 2009, compared to diluted earnings per share of $0.73 for the second quarter of 2008. On a reported basis, diluted earnings per share were up 4.1% in the second quarter of 2009, when compared to the same quarter last year, even though 2009 results included $1.4 million of expense ($0.08 per diluted share) related to the FDIC’s special deposit insurance assessment. If the FDIC special assessment were excluded from 2009 results, second quarter earnings per share would have shown an increase of 16.4% over the second quarter of 2008.

For the six months ended June 30, 2009, net income was $15.2 million compared to $14.6 million for the same period prior year. Diluted earnings per share totaled $1.55 for the first six months of 2009, an increase of 3.3% over the $1.50 reported for the same period in 2008. 2009 year to date results were negatively impacted by the previously mentioned FDIC special assessment, while 2008 year to date results were favorably impacted by $1.6 million ($0.10 per diluted share) of non-recurring pre-tax revenue related to the VISA IPO in the first quarter of 2008. Growth in diluted earnings per share for the first six months of 2009 would have been 16.4% over the prior year if the FDIC special assessment were excluded from 2009 results and the gain from the VISA IPO were excluded from 2008 results.

Stephen S. Romaine, President and CEO stated, “Considering the significantly higher FDIC premiums in 2009, we are pleased to have achieved growth over comparable periods in 2008. We continued to see strong growth in net interest income over 2008, driven by an improved net interest margin and growth in average earning assets. We also successfully raised $18.6 million of capital through a Trust Preferred securities offering during the second quarter of 2009. This was accomplished in a difficult market environment and our financial strength allowed us to raise this capital at an after tax rate that is less expensive than government TARP.”

Some highlights for the quarter and year-to-date period included:

•

Net interest income for the second quarter of 2009 was $26.5 million, up 21.2% from the same quarter last year, and up 2.5% over the first quarter of 2009. Net interest income for the year-to-date period ended June 30, 2009 was $52.4 million, an increase of 26.0% over the same period prior year.

•	The net interest margin for the second quarter of 2009 was 3.93% compared to 3.77% for the second quarter of 2008, and 3.97% for the first quarter of 2009.

•

Noninterest income for the second quarter of 2009 was $11.5 million, compared to $11.6 million for the second quarter of 2008. Year-to-date June 30, 2009 noninterest income of $22.5 million was down 7.4% from the comparable year ago period. The decrease is due to $1.6 million in non-recurring income related to the VISA IPO in the first quarter of 2008, as well as lower revenue from investment services activities in 2009, reflecting difficult stock market conditions.

•

Noninterest expense for the second quarter of 2009 of $24.7 million was up 13.4% over the same period prior year. FDIC insurance expense totaled $2.2 million in the second quarter of 2009 compared to $141,000 in the second quarter of 2008. The increase includes the special assessment of $1.4 million, as well as higher insurance premium rates in 2009.

•	Total loans were $1.8 billion at June 30, 2009, up 11.4% from June 30, 2008, and remaining relatively flat from December 31, 2008.

•

Nonperforming assets represented 0.87% of total assets at June 30, 2009, compared to 0.56% at December 31, 2008, and 0.47% at June 30, 2008. The Company’s allowance for loan and lease losses totaled $21.3 million at June 30, 2009, which represented 1.16% of total loans, an increase of 13 basis points from a ratio of 1.03% at year-end 2008.

•	During the quarter the Company raised $18.6 million of capital through a Trust Preferred securities offering.

Total assets were $3.0 billion at June 30, 2009, up $262.9 million or 9.7% from $2.7 billion at June 30, 2008. Total loans were $1.8 billion at June 30, 2009, representing an 11.4% increase from the prior year. Total deposits at June 30, 2009, were $2.3 billion, up 11.3% from June 30, 2008.

Growth in average earning assets and deposits has contributed to the increase in net interest income in 2009. Net interest income of $26.5 million in the second quarter of 2009 was up 21.2% over the same period in 2008. This represented our 9th consecutive quarter of increased net interest income. Net interest income also benefited from an improved net interest margin, which was 3.93% in the second quarter of 2009, compared to 3.77% in the second quarter of 2008, resulting from lower funding costs.

The provision for loan and lease losses increased to $2.4 million in the second quarter of 2009, compared to $1.2 million in the second quarter of 2008. For the first six months of 2009, the provision for loan and lease losses totaled $4.4 million, up from $1.8 million for the same period in 2008. An increase in net charge-offs and nonperforming assets and general economic conditions all contributed to the increased provision expense for the quarter. Mr. Romaine commented, “Weak economic conditions continue to be a challenge to our Company and our customers. Although we have seen some deterioration in asset quality, our levels of nonperforming assets and net charge-offs remain significantly below national averages. We have committed additional resources to monitoring the credit portfolio, which gives us further confidence in our ability to manage the current stress in the portfolio. A continuation or worsening of the current economic situation may result in further declines in asset quality measures and increase in loan losses.”

Annualized net charge-offs for the three months ended June 30, 2009, represented 0.23% of average loans (up from 0.18% for the full year in 2008), which compares to a Federal Reserve Board peer group1 ratio of 0.74%. Nonperforming assets represented 0.87% of total assets as of June 30, 2009 (up from 0.56% at December 31, 2008, and 0.47% at June 30, 2008), which compares to a Federal Reserve Board peer group1 ratio of 2.63%. The Company’s allowance for loan and lease losses totaled $21.3 million at June 30, 2009, which represented 1.16% of total loans, an increase of 13 basis points from a ratio of 1.03% at year-end 2008.

1 Federal Reserve peer ratio as of March 31, 2009, includes banks and bank holding companies with consolidated assets between $1 billion and $3 billion.

Noninterest income for the second quarter of 2009 was $11.5 million, which is in line with the same period in 2008. Year-to-date 2009 noninterest income was $22.5 million, a decrease of 7.4% compared to the same period in 2008. The current weak economic climate has contributed to the declining trends in noninterest income categories, including investment services fees and service charges on deposit accounts, which were both down from the same quarter and year-to-date periods last year. As previously mentioned, year-to-date 2008 noninterest income included nonrecurring income of $1.6 million related to the VISA IPO.

Noninterest expenses for the second quarter 2009 were $24.7 million, up 13.4% from the same period last year. For the year to date period, noninterest expenses were $48.0 million, an increase of 13.8% over the same period in 2008. The increase was largely in the salary and wages and occupancy expense categories and other noninterest expense. The salary and wages and occupancy expenses were directly impacted by the May 2008 Sleepy Hollow acquisition with the addition of five staffed branches. FDIC insurance expense, included in other noninterest expense, totaled $2.2 million in the second quarter of 2009 compared to $141,000 in the second quarter of 2008, reflecting the special assessment of $1.4 million as well as higher insurance premium rates in 2009.

Mr. Romaine concluded, “While we are pleased with our performance in 2009; weak economic conditions, high unemployment rates, state budget deficits, volatile interest rates, and uncertain stock market conditions, will continue to be a challenge. By remaining committed to long-term results, building diversified revenue sources, and providing high quality financial solutions to our clients, Tompkins is positioned to perform well in these challenging times.”

Tompkins Financial Corporation operates 45 banking offices in the New York State markets served by the Company’s subsidiary banks - Tompkins Trust Company, The Bank of Castile, and Mahopac National Bank. Through its community banking subsidiaries, the Company provides traditional banking services, and offers a full range of money management services through Tompkins Investment Services (a division of Tompkins Trust Company). The Company offers insurance services through its Tompkins Insurance Agencies, Inc. subsidiary, an independent agency serving individuals and business clients throughout New York State. The Company offers fee-based financial planning and wealth management services through its AM&M Financial Services, Inc. subsidiary. AM&M Financial Services, Inc. is also the parent company to Ensemble Financial Services, Inc., an independent broker dealer and leading outsourcing company for financial planners and investment advisors. Each Tompkins subsidiary operates with a community focus, meeting the unique needs of the communities served.

“Safe Harbor” Statement under the Private Securities Litigation Reform of 1995:

This press release may include forward-looking statements with respect to revenue sources, growth, market risk, and corporate objectives. The Company assumes no duty, and specifically disclaims any obligation, to update forward-looking statements, and cautions that these statements are subject to numerous assumptions, risks, and uncertainties, all of which could change over time. Actual results could differ materially from forward-looking statements.

Tompkins Financial Corporation – Condensed Consolidated Statements of Condition (Unaudited)

(In thousands, except share data)

	As of	As of
	06/30/2009	12/31/2008

ASSETS
Cash and noninterest bearing balances due from banks	$53,914	$48,133
Interest bearing balances due from banks	7,271	4,116
Federal funds sold	6,800	0
Trading securities, at fair value	34,599	38,101
Available-for-sale securities, at fair value	845,909	764,193
Held-to-maturity securities, fair value of $44,301 at June 30, 2009, and $55,064 at December 31, 2008	43,250	54,453
Loans and leases, net of unearned income and deferred costs and fees	1,841,198	1,817,531
Less: Allowance for loan and lease losses	21,319	18,672

Net Loans and Leases	1,819,879	1,798,859

Bank premises and equipment, net	45,298	46,613
Corporate owned life insurance	35,247	34,804
Goodwill	41,529	41,479
Other intangible assets, net	5,252	5,299
Accrued interest and other assets	29,109	31,672

Total Assets	$2,968,057	$2,867,722

LIABILITIES
Deposits:
Interest bearing:
Checking, savings and money market	$1,084,729	$980,011
Time	767,278	703,107
Noninterest bearing	436,802	450,889

Total Deposits	2,288,809	2,134,007

Federal funds purchased and securities sold under agreements to repurchase, fair value of $16,042 at June 30, 2009 and $16,170 at December 31, 2008	189,993	196,304
Other borrowings, fair value of $11,619 at June 30, 2009 and $12,179 at December 31, 2008	194,754	274,791
Trust preferred debentures	23,017	3,888
Other liabilities	42,176	39,371

Total Liabilities	2,738,749	2,648,361

EQUITY
Tompkins Financial Corporation shareholders’ equity:
Common Stock - par value $.10 per share: Authorized 25,000,000 shares; Issued: 9,753,086 at June 30, 2009; and 9,727,418 at December 31, 2008	975	973
Additional paid-in capital	154,158	152,842
Retained earnings	82,339	73,779
Accumulated other comprehensive loss	(7,517)	(7,602)
Treasury stock, at cost – 78,001 shares at June 30, 2009, and 76,881 shares at December 31, 2008	(2,164)	(2,083)

Total Tompkins Financial Corporation Shareholders’ Equity	227,791	217,909
Noncontrolling interest	1,517	1,452

Total Equity	$229,308	$219,361

Total Liabilities and Equity	$2,968,057	$2,867,722

Tompkins Financial Corporation – Condensed Consolidated Statements of Income (Unaudited)

(In thousands, except per share data) (Unaudited)	Three months ended		Six months ended
	06/30/2009	06/30/2008	06/30/2009	06/30/2008

INTEREST AND DIVIDEND INCOME
Loans	$26,499	$25,023	$53,176	$49,285
Due from banks	4	22	12	110
Federal funds sold	4	55	8	75
Trading securities	345	467	707	1,093
Available-for-sale securities	9,224	8,481	17,920	16,554
Held-to-maturity securities	483	459	986	933

Total Interest and Dividend Income	36,559	34,507	72,809	68,050

INTEREST EXPENSE
Deposits:
Time certificates of deposits of $100,000 or more	1,314	2,289	2,805	5,087
Other deposits	4,827	6,392	9,960	13,553
Federal funds purchased and securities sold under agreements to repurchase	1,564	1,987	3,129	4,024
Other borrowings	2,345	1,972	4,556	3,837

Total Interest Expense	10,050	12,640	20,450	26,501

Net Interest Income	26,509	21,867	52,359	41,549

Less: Provision for loan/lease losses	2,367	1,183	4,403	1,808

Net Interest Income After Provision for Loan/Lease Losses	24,142	20,684	47,956	39,741

NONINTEREST INCOME
Investment services income	3,337	3,567	6,539	7,236
Insurance commissions and fees	3,120	2,936	6,239	5,726
Service charges on deposit accounts	2,271	2,467	4,491	4,992
Card services income	933	973	1,723	1,769
Other service charges	347	584	793	1,336
Mark-to-market gain (loss) on trading securities	40	(670)	98	(376)
Mark-to-market gain on liabilities held at fair value	432	889	688	41
Increase in cash surrender value of corporate owned life insurance	204	352	426	689
Gains on sale of loans	566	45	967	42
Gain on VISA stock redemption	0	0	0	1,639
Other income	269	293	481	762
Net gain (loss) on sale of available-for-sale securities	19	159	26	406

Total Noninterest Income	11,538	11,595	22,471	24,262

NONINTEREST EXPENSES
Salary and wages	10,069	9,776	19,597	19,145
Pension and other employee benefits	3,360	2,496	6,746	5,191
Net occupancy expense of bank premises	1,774	1,747	3,793	3,367
Furniture and fixture expense	1,128	1,153	2,239	2,077
Marketing expense	971	1,143	1,822	1,921
Professional fees	740	778	1,607	1,407
Software licenses and maintenance	764	780	1,546	1,387
Cardholder expense	494	219	739	513
Amortization of intangible assets	235	213	484	361
Other operating expense	5,139	3,452	9,390	6,769

Total Noninterest Expenses	24,674	21,757	47,963	42,138

Income Before Income Tax Expense	11,006	10,522	22,464	21,865

Income Tax Expense	3,526	3,288	7,242	7,091

Net Income attributable to Noncontrolling Interests and Tompkins Financial Corporation	7,480	7,234	15,222	14,774

Less: Net income attributable to noncontrolling interest	33	115	65	147

Net Income Attributable to Tompkins Financial Corporation	$7,447	$7,119	$15,157	$14,627

Basic Earnings Per Share	$0.77	$0.74	$1.56	$1.52

Diluted Earnings Per Share	$0.76	$0.73	$1.55	$1.50

Tompkins Financial Corporation – Average Consolidated Balance Sheet and Net Interest Analysis (Unaudited)

	Quarter Ended June-09			Year to Date Period Ended June-09			Year to Date Period Ended June-08

(Dollar amounts in thousands)	Average Balance (QTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate	Average Balance (YTD)	Interest	Average Yield/Rate

ASSETS
Interest-earning assets
Interest-bearing balances due from banks	$8,687	$4	0.18%	$8,993	$12	0.27%	$8,240	$104	2.54%
Securities (1)
U.S. Government Securities	725,858	8,067	4.46%	699,503	15,847	4.57%	588,911	14,101	4.82%
Trading Securities	35,952	346	3.86%	36,725	707	3.88%	47,897	1,093	4.59%
State and municipal (2)	114,189	1,734	6.09%	115,703	3,500	6.10%	105,054	3,187	6.10%
Other Securities (2)	58,777	572	3.90%	58,702	901	3.10%	54,111	1,391	5.17%

Total securities	934,776	10,719	4.60%	910,633	20,955	4.64%	795,973	19,772	5.00%
Federal Funds Sold	8,905	4	0.18%	8,727	8	0.18%	10,521	75	1.43%
Loans, net of unearned income (3)
Real Estate	1,266,398	18,665	5.91%	1,264,018	37,583	6.00%	1,028,815	33,610	6.57%
Commercial Loans (2)	459,550	6,212	5.42%	453,652	12,335	5.48%	380,100	12,547	6.64%
Consumer Loans	86,720	1,486	6.87%	87,184	2,993	6.92%	82,892	3,005	7.29%
Direct Lease Financing	13,389	207	6.20%	13,453	408	6.12%	14,461	413	5.74%

Total loans, net of unearned income	1,826,057	26,570	5.84%	1,818,307	53,319	5.91%	1,506,268	49,575	6.62%

Total interest-earning assets	2,778,425	37,297	5.38%	2,746,660	74,294	5.45%	2,321,002	69,526	6.02%

Other assets	203,652			204,124			182,996

Total assets	$2,982,077			$2,950,784			$2,503,998

LIABILITIES & EQUITY
Deposits
Interest-bearing deposits
Interest bearing checking, savings, & money market	1,131,756	2,207	0.78%	1,108,743	4,573	0.83%	863,407	6,782	1.58%
Time Dep > $100,000	291,106	1,314	1.81%	283,789	2,805	1.99%	273,347	5,087	3.74%
Time Dep < $100,000	423,300	2,417	2.29%	420,595	4,943	2.37%	357,979	6,711	3.77%
Brokered Time Dep < $100,000	43,273	203	1.88%	42,982	444	2.08%	3,564	60	3.39%

Total interest-bearing deposits	1,889,435	6,141	1.30%	1,856,109	12,765	1.39%	1,498,297	18,640	2.50%

Federal funds purchased & securities sold under agreements to repurchase	184,847	1,564	3.39%	186,516	3,129	3.38%	210,004	4,024	3.85%
Other borrowings	202,509	2,020	4.00%	213,780	4,178	3.94%	166,823	3,801	4.62%
Trust preferred debentures	18,663	325	6.98%	11,318	378	6.73%	1,200	36	6.03%

Total interest-bearing liabilities	2,295,454	10,050	1.76%	2,267,723	20,450	1.82%	1,876,324	26,501	3.49%

Noninterest bearing deposits	418,288			418,110			383,580
Accrued expenses and other liabilities	38,218			38,394			35,642

Total liabilities	2,751,960			2,724,227			2,295,546

Tompkins Financial Corporation Shareholders’ equity	228,616			225,073			205,799
Noncontrolling interest	1,501			1,484			2,653

Total equity	230,117			226,557			208,452

Total liabilities and equity	$2,982,077			$2,950,784			$2,503,998

Interest rate spread			3.62%			3.63%			3.18%

Net interest income/margin on earning assets		$27,247	3.93%		$53,844	3.95%		$43,025	3.73%

Tax Equivalent Adjustment		(738)			(1,485)			(1,476)

Net interest income per consolidated financial statements		$26,509			$52,359			$41,549

(1)	Average balances and yields on available-for-sale securities are based on historical amortized cost.
(2)

Interest income includes the tax effects of taxable-equivalent adjustments using a combined New York State and Federal effective income tax rate of 40% to increase tax exempt interest income to taxable-equivalent basis.

(3)	Nonaccrual loans are included in the average asset totals presented above. Payments received on nonaccrual loans have been recognized as disclosed in Note 1 of the consolidated financial statements.

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

(In thousands, except share and per share data)	Quarter-Ended					Year-Ended

	June-09	Mar-09	Dec-08	Sept-08	June-08	Dec-08

Period End Balance Sheet
Securities	$923,758	$989,914	$856,747	$800,398	$839,976	$856,747
Loans and leases, net of unearned income and deferred costs and fees	1,841,198	1,811,792	1,817,531	1,718,378	1,652,831	1,817,531
Allowance for loan and lease losses	21,319	19,980	18,672	17,306	16,835	18,672
Total assets	2,968,057	2,993,312	2,867,722	2,725,014	2,705,196	2,867,722

Total deposits	2,288,809	2,335,937	2,134,007	2,094,647	2,057,244	2,134,007
Federal funds purchased and securities sold under agreements to repurchase	189,993	182,744	196,304	190,299	203,687	196,304
Other borrowings	194,754	206,056	274,791	185,067	192,638	274,791
Total equity	229,308	227,385	219,361	218,706	209,337	219,361

Average Balance Sheet
Average earning assets	$2,778,425	$2,714,669	$2,613,324	$2,512,077	$2,408,901	$2,442,502
Average assets	2,982,077	2,919,146	2,813,158	2,708,126	2,602,914	2,633,020
Average interest-bearing liabilities	2,295,454	2,235,793	2,119,357	2,034,353	1,953,254	1,976,963
Average equity	230,117	222,957	214,838	211,361	212,482	210,785

Share data
Weighted average shares outstanding (basic)	9,708,835	9,701,539	9,683,177	9,668,256	9,650,917	9,651,341
Weighted average shares outstanding (diluted)	9,785,267	9,779,003	9,780,358	9,752,250	9,747,914	9,744,402
Period-end shares outstanding	9,720,440	9,699,828	9,694,772	9,671,379	9,662,547	9,694,772
Book value per share	$23.43	$23.44	$22.63	$22.61	$21.66	$22.63

Income Statement
Net interest income	$26,509	$25,851	$24,803	$24,038	$21,867	$90,390
Provision for loan/lease losses	2,367	2,036	2,105	1,515	1,183	5,428
Noninterest income	11,538	10,933	10,331	11,442	11,595	46,035
Noninterest expenses	24,674	23,289	22,728	22,190	21,757	87,056
Income tax expense	3,526	3,716	2,995	3,725	3,288	13,810
Net income	7,447	7,710	7,274	7,933	7,119	29,834
Noncontrolling interest	33	33	32	117	115	297
Basic earnings per share	$0.77	$0.79	$0.75	$0.82	$0.74	$3.09
Diluted earnings per share	$0.76	$0.79	$0.74	$0.81	$0.73	$3.06

Asset Quality
Net charge-offs	$1,028	$728	$739	$1,043	$615	$2,848
Nonaccrual loans and leases	24,662	15,479	15,798	12,463	10,552	15,798
Loans and leases 90 days past due and accruing	1,073	676	161	0	1,422	161
Troubled debt restructurings not included above	0	0	69	132	135	69

Total nonperforming loans and leases	25,735	16,155	16,028	12,595	12,109	16,028

OREO	68	103	110	526	481	110

Nonperforming assets	25,803	16,258	16,138	13,121	12,590	16,138

Tompkins Financial Corporation – Summary Financial Data (Unaudited)

	Quarter-Ended					Year-Ended

	June-09	Mar-09	Dec-08	Sept-08	June-08	Dec-08

Credit Quality
Net loan and lease losses/ average loans and leases *	0.23%	0.16%	0.17%	0.25%	0.16%	0.18%
Nonperforming loans and leases/loans and leases	1.40%	0.89%	0.88%	0.73%	0.73%	0.88%
Nonperforming assets/assets	0.87%	0.54%	0.56%	0.48%	0.47%	0.56%
Allowance/nonperforming loans and leases	82.84%	123.68%	116.50%	137.40%	139.03%	116.50%
Allowance/loans and leases	1.16%	1.10%	1.03%	1.01%	1.02%	1.03%

Capital Adequacy (period-end)
Tier I capital / average assets	7.4%	6.7%	6.7%	7.0%	7.1%	6.7%
Total capital / risk-weighted assets	11.9%	10.8%	10.6%	10.9%	11.1%	10.6%

Profitability
Return on average assets *	1.00%	1.07%	1.03%	1.17%	1.10%	1.13%
Return on average equity *	12.98%	14.02%	13.47%	14.93%	13.48%	13.89%
Net interest margin (TE) *	3.93%	3.97%	3.89%	3.92%	3.77%	3.81%
* Quarterly ratios have been annualized

	Quarter-ended					Year-Ended

Non-GAAP Disclosure	June-09	Mar-09	Dec-08	Sept-08	June-08	Dec-08

Reported net income	$7,447	$7,710	$7,274	$7,933	$7,119	$29,834
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	0	0	0	0	0	(983)
FDIC special insurance assessment (after-tax)	822	0	0	0	0	0
Subtotal adjustments	822	0	0	0	0	(983)
Adjusted net income	$8,269	$7,710	$7,274	$7,933	$7,119	$28,851
Weighted average shares outstanding (diluted)	9,785,267	9,779,003	9,780,358	9,752,250	9,747,914	9,744,402
Adjusted diluted earnings per share	$.85	$.79	$.74	$.81	$.73	$2.96

	Year-to-date period ended
Non-GAAP Disclosure	June-09	June-08

Reported net income	$15,157	14,627
Adjustments:
Proceeds and accrual adjustment from VISA IPO (after-tax)	0	(983)
FDIC special insurance assessment (after-tax)	822
Subtotal adjustments	822	(983)
Adjusted net income	$15,979	13,644
Weighted average shares outstanding (diluted)	9,782,155	9,722,233
Adjusted diluted earnings per share	$1.63	1.40